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                                                                     EXHIBIT 4.4

                               TYLINK CORPORATION
                           1994 EQUITY INCENTIVE PLAN
                          AS AMENDED JANUARY 20, 1995

SECTION 1.  PURPOSE

    The purpose of the TyLink Corporation 1994 Equity Incentive Plan (the "Plan") is to attract and retain key employees and directors and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

    The Plan constitutes an amendment and restatement of the TyLink Corporation 1991 Equity Incentive Plan (the "1991 Plan"), which is hereby merged with and into the Plan, and the separate existence of the 1991 Plan shall terminate on the Effective Date. The rights and privileges of holders of outstanding options or rights under the 1991 Plan shall not be adversely affected by the foregoing action.

SECTION 2.  DEFINITIONS

    "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

    "Award" means any Option, Restricted Stock or other Stock-Based Award awarded under the Plan.

    "Board" means the Board of Directors of the Company.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

    "Committee" means a committee of not less than three members of the Board appointed by the Board to administer the Plan.

    "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

    "Company" means TyLink Corporation.

    "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

    "Effective Date" means May 16, 1994.

    "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

    "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

    "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

    "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

    "Other Stock-Based Award" means an Award, other than an Option or Restricted Stock, having a Common Stock element and awarded to a Participant under Section 8.

    "Participant" means a person selected by the Committee to receive an Award under the Plan.
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    "Reporting Person" means a person subject to Section 16 of the Securities
Exchange Act of 1934 or any successor provision.

    "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

    "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 7.

SECTION 3.  ADMINISTRATION

    The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

SECTION 4.  ELIGIBILITY

    All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

SECTION 5.  STOCK AVAILABLE FOR AWARDS

    (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 3,142,944 shares of Common Stock (the "Cap"), with any Restricted Stock or outstanding options awarded under the 1991 Plan counting toward the Cap. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award or exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

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SECTION 6.  STOCK OPTIONS

    (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

    (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the date of the award with respect to Nonstatutory Stock Options.

    (c) For purposes of Section 6(b) above, if, at the time the Option is awarded, the Company's Common Stock is publicly traded, Fair Market Value of the Common Stock shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date of such Option is awarded and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is awarded under the Plan, Fair Market Value shall be determined as set forth in Section 2 hereof.

    (d) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

    (e) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

    (f) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

SECTION 7.  RESTRICTED STOCK

    (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

    (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise

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determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

SECTION 8.  OTHER STOCK-BASED AWARDS

    (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

    (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

SECTION 9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

    (a) REPORTING PERSON LIMITATIONS. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, as applicable to the Company at the time ("Rule 16b-3"), Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution or, if then permitted by Rule 16b-3, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

    (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

    (c) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

    (d) SETTLEMENT. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

    (e) DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

    (f) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

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    (g) CHANGE IN CONTROL.  In order to preserve a Participant's rights under an
Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

    (h) LOANS. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

    (i) WITHHOLDING TAXES. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

    (j) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

    (k) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 10.  MISCELLANEOUS

    (a) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

    (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

    (c) EFFECTIVE DATE. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

    (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

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    (e) GOVERNING LAW.  The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

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THIS PLAN WAS APPROVED BY THE BOARD OF DIRECTORS ON MAY 16, 1994.

THIS PLAN WAS APPROVED BY THE STOCKHOLDERS ON MAY 16, 1994.

THIS PLAN WAS AMENDED BY THE BOARD OF DIRECTORS ON JANUARY 20, 1995, WHICH AMENDMENT WAS APPROVED BY THE STOCKHOLDERS ON JANUARY 20, 1995.

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